FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES INCREASED EARNINGS FOR THE
FOURTH QUARTER AND YEAR

January 27,  2012- Honesdale, PA
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank today announced earnings for the three months ended December 31, 2011 of $1,997,000.  This represents an increase of $189,000 from the $1,808,000 earned in the comparable period of 2010.  Earnings per share (fully diluted) were $.61 and $.65 for the three month periods, respectively.  The earnings per share decrease in the 2011 period is due to the increased number of shares outstanding resulting from the North Penn Bancorp, Inc. (“North Penn”) acquisition.  Net interest income before the provision for loan losses improved $1,310,000 over the same period of last year, while other income increased $17,000 due primarily to net realized gains on the sale of securities.  The provision for loan losses was $500,000 in the current three month period compared to $270,000 in the same period of last year, while operating expenses increased $684,000 due largely to costs associated with the acquisition and a $161,000 increase in expenses related to Foreclosed Real Estate Owned.  Annualized return on average assets for the current quarter was 1.18% with an annualized return on equity of 9.03%.  For the year ended December 31, 2011 net income totaled $7,356,000, an increase of $43,000 over the $7,313,000 earned in the prior year as an increase in net interest income offset significant one-time costs related to the acquisition.  Earnings per share on a fully diluted basis were $2.39 for 2011, compared to $2.64 in 2010.  The decrease in the earnings per share was principally related to one-time merger related costs of approximately $800,000 and the increased number of shares outstanding.  The return on average assets for the year was 1.18% with a return on average equity of 9.26% compared to 1.37% and 10.87%, respectively, in 2010.
Total assets were $668.8 million as of December 31, 2011.  Loans receivable totaled $457.9 million as of December 31, 2011, with total deposits of $525.8 million and stockholders’ equity of $88.1 million.  The Company’s capital position remains “well capitalized” in accordance with risk-based capital guidelines established by bank regulators.
Total assets increased $131.8 million in 2011 due primarily to the acquisition of North Penn.  Loans receivable grew $101.0 million from the prior year-end due primarily to the North Penn transaction, notwithstanding  the sale of $8.7 million of fixed rate residential mortgages for purposes of interest rate risk management.  Excluding these sales, residential mortgage loans would have increased $30.6 million.  Total commercial loans grew $77.8 million in 2011, while total installment loans increased $1.3 million.  As of December 31, 2011, total non-performing loans were $7,815,000 and represented 1.71% of total loans compared to $4,080,000, or 1.14% as of December 31, 2010.  The increase was due in part to loans acquired from North Penn.  For the three months and year ended December 31, 2011, net charge-offs totaled $387,000 and $1,733,000, respectively, compared to $167,000 and $837,000, respectively, for the corresponding periods in 2010.

The increase in charge-offs in 2011 is due primarily to one credit which had been carried in non-accrual status and has since been transferred to Foreclosed Real Estate.  Based on the increase in charge-offs and non-performing loans, the Company determined that it would be appropriate to provide $500,000 and $1,575,000 for potential future losses for the three and twelve month periods, respectively, compared to $270,000 in the similar quarter of last year and $1,000,000 for the year 2010.  As of December 31, 2011, the allowance for loan losses totaled $5,458,000 and 1.19% of total loans decreasing from $5,616,000 and 1.57% of total loans at December 31, 2010.
Net interest income (fully taxable equivalent) totaled $6,548,000 for the three months ended December 31, 2011, an increase of $1,347,000 over the comparable period in 2010.  Net interest margin (fte) for the 2011 period was 4.21% increasing from 4.04% for the similar period in 2010.  The increase in net interest margin was principally due to the benefits derived from the acquisition and the continued downward repricing of interest-bearing liabilities which year-over-year decreased thirty-seven basis points compared to an eight basis point reduction in the yield earned on assets.  For the year, net interest income (fte) totaled $23,764,000, an increase of $3,102,000 or 15% over 2010.  The net interest margin (fte) improved 4 basis points to 4.08% in 2011.
Other income for the three months ended December 31, 2011 totaled $1,028,000 compared to $1,011,000 for the similar period in 2010.  The increase was due primarily to a $27,000 increase in gains and servicing rights recognized on the sale of loans and securities and a $36,000 increase in earnings on bank-owned life insurance policies.  Other income for the year ended December 31, 2011 totaled $4,735,000 compared to $4,064,000 in 2010, an increase of $671,000.  Gains on the sale of investment securities increased $525,000 while earnings on bank owned life insurance policies improved $72,000 in 2011 compared to 2010.  The 2011 period includes $271,000 in gains on sales of loans and servicing rights on the sale of $8.7 million of mortgage loans compared to $307,000 in similar gains on sales of $12.4 million of mortgage loans and servicing rights in the 2010 period.
Other expense totaled $3,989,000 for the three months ended December 31, 2011, compared to $3,305,000 in the similar period of 2010.  Salaries and benefit costs increased $473,000 while occupancy and equipment expense rose $172,000 due to the costs of staffing and maintaining the five branch offices acquired during the year.  Foreclosed real estate costs increased $171,000 compared to the same period of last year.  For the year ended December 31, 2011, other expense totaled $15,813,000 compared to $12,753,000 for the similar period in 2010, an increase of $3,060,000.  Employment and occupancy costs rose $1,618,000 over the 2010 total due primarily to locations and staff added from the acquisition.  One-time merger related costs approximated $800,000 and are included primarily in professional fees.  Foreclosed real estate expenses also increased $537,000 in 2011 as several properties were acquired through foreclosures, resulting in write-downs on the properties  and on-going maintenance.
 Mr. Critelli commented, “With our acquisition of North Penn now complete, we can look forward to the benefits which we expect to derive from the transaction.  A solid loan base funded with core deposits will provide improved net interest income, while the new markets in Lackawanna County and Western Monroe County provide opportunities for expansion of our franchise.  We are pleased with the results we recorded in 2011, which included significant one-time costs related to our acquisition as well as expenses incurred to upgrade all of our information systems.  As we continue to move through the current economic downturn, we will remain diligent in controlling and minimizing credit related costs brought on us due to a fragile economy.  Our core earnings have been strengthened, our net interest margin has improved, and our capital base continues to exceed peer and “well capitalized” targets.  In addition, we increased our cash dividend for the twentieth consecutive year in 2011 to $1.17 per share, which results in a dividend yield in excess of 4.00% based on our recent closing stock price.  We believe that we are well positioned to take advantage of the opportunities available to us, and we look forward to serving our growing customer base as the economy rebounds from the recent difficulties.”
Norwood Financial Corp., through its subsidiary Wayne Bank, operates sixteen offices in Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

 Forward-Looking Statements.
           The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words believes, anticipates, contemplates, expects, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The

Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

	Three months ended		Year ended
(dollars in thousands)	December 31		December 31
	2011	2010	2011	2010
Net interest income	$6,226	$4,916	$22,588	$19,664
Tax equivalent basis adjustment using 34% marginal tax rate	322	285	1,176	998
Net interest income on a fully taxable equivalent basis	$6,548	$5,201	$23,764	$20,662

Contact:	William S. Lance
Executive Vice President & Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	December 31
	2011	2010
ASSETS
Cash and due from banks	$8,974	$5,782
Interest-bearing deposits with banks	12,449	7,843
Federal funds sold	0	3,000
Cash and cash equivalents	21,423	16,625

Securities available for sale	150,263	145,815
Securities held to maturity, fair value 2011: $177 and 2010: $179	171	170
Loans receivable (net of unearned Income)	457,907	356,855
Less: Allowance for loan losses	5,458	5,616
Net loans receivable	452,449	351,239
Investment in FHLB Stock, at cost	3,593	3,361
Bank premises and equipment, net	7,479	4,904
Bank owned life insurance	11,887	8,249
Foreclosed real estate owned	2,910	748
Accrued interest receivable	2,468	2,166
Goodwill and other intangibles	10,283	13
Other assets	5,888	3,715
TOTAL ASSETS	$668,814	$537,005

LIABILITIES
Deposits:
Non-interest bearing demand	$71,959	$62,238
Interest-bearing	453,808	331,627
Total deposits	525,767	393,865
Short-term borrowings	21,794	33,309
Other borrowings	27,670	38,000
Accrued interest payable	1,321	1,536
Other liabilities	4,201	2,597
TOTAL LIABILITIES	580,753	469,307

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2011: 3,371,866 shares, 2010: 2,840,872 shares	337	284
Surplus	24,660	9,826
Retained earnings	62,307	58,648
Treasury stock, at cost: 2011: 87,370 shares, 2010: 72,068 shares	(2,558)	(2,197)
Accumulated other comprehensive income	3,315	1,137
TOTAL STOCKHOLDERS' EQUITY	88,061	67,698

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$668,814	$537,005

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended December 31		Year ended December 31
	2011	2010	2011	2010
INTEREST INCOME
Loans receivable, including fees	$6,372	$5,207	$23,289	$21,101
Securities	1,087	1,052	4,428	4,529
Other	11	14	53	57
Total Interest income	7,470	6,273	27,770	25,687

INTEREST EXPENSE
Deposits	980	951	3,851	4,283
Short-term borrowings	17	30	92	117
Other borrowings	247	376	1,239	1,623
Total Interest expense	1,244	1,357	5,182	6,023
NET INTEREST INCOME	6,226	4,916	22,588	19,664
PROVISION FOR LOAN LOSSES	500	270	1,575	1,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,726	4,646	21,013	18,664

OTHER INCOME
Service charges and fees	533	551	2,255	2,231
Income from fiduciary activities	85	105	409	405
Net realized gains on sales of securities	205	68	973	448
Gains on sale of loans and servicing rights	(11)	99	271	307
Earnings and proceeds on life insurance policies	133	97	463	391
Other	83	91	364	282
Total other income	1,028	1,011	4,735	4,064

OTHER EXPENSES
Salaries and employee benefits	2,136	1,663	7,848	6,507
Occupancy, furniture and equipment	542	370	1,837	1,560
Data processing related	220	196	855	803
Taxes, other than income	121	150	535	524
Professional Fees	266	292	1,283	650
FDIC Insurance assessment	76	117	393	474
Foreclosed real estate owned	170	9	578	41
Other	458	508	2,484	2,194
Total other expenses	3,989	3,305	15,813	12,753

INCOME BEFORE TAX	2,765	2,352	9,935	9,975
INCOME TAX EXPENSE	768	544	2,579	2,662
NET INCOME	$1,997	$1,808	$7,356	$7,313

Basic earnings per share	$0.61	$0.65	$2.39	$2.65

Diluted earnings per share	$0.61	$0.65	$2.39	$2.64

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended December 31	2011	2010

Net interest income	$6,226	$4,916
Net income	1,997	1,808

Net interest spread (fully taxable equivalent)	4.03%	3.74%
Net interest margin (fully taxable equivalent)	4.21%	4.04%
Return on average assets	1.18%	1.33%
Return on average equity	9.03%	10.38%
Basic earnings per share	$0.61	$0.65
Diluted earnings per share	$0.61	$0.65

For the Year Ended December 31

Net interest income	$22,588	$19,664
Net income	7,356	7,313

Net interest spread (fully taxable equivalent)	3.86%	3.72%
Net interest margin (fully taxable equivalent)	4.08%	4.04%
Return on average assets	1.18%	1.37%
Return on average equity	9.26%	10.87%
Basic earnings per share	$2.39	$2.65
Diluted earnings per share	$2.39	$2.64

As of December 31

Total Assets	$668,814	$537,005
Total loans receivable	457,907	356,855
Allowance for loan losses	5,458	5,616
Total deposits	525,767	393,865
Stockholders' equity	88,061	67,698
Trust Assets under management	107,696	113,693

Book value per share	$26.81	$24.45
Equity to total assets	13.17%	12.61%
Allowance to total loans receivable	1.19%	1.57%
Nonperforming loans to total loans	1.71%	1.14%
Nonperforming assets to total assets	1.60%	0.90%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	Dec 31	Sept 30	June 30	March 31	Dec 31
	2011	2011	2011	2011	2010
ASSETS
Cash and due from banks	$8,974	$12,472	$9,269	$5,670	$5,782
Interest-bearing deposits with banks	12,449	25,577	34,213	13,864	7,843
Federal funds sold	0	0	1,729	0	3,000
Cash and cash equivalents	21,423	38,049	45,211	19,534	16,625

Securities available for sale	150,263	145,734	152,275	143,104	145,815
Securities held to maturity	171	171	170	170	170
Loans receivable (net of unearned Income)	457,907	454,832	464,646	350,128	356,855
Less: Allowance for loan losses	5,458	5,345	5,267	5,780	5,616
Net loans receivable	452,449	449,487	459,379	344,348	351,239
Investment in FHLB stock	3,593	3,782	3,981	3,193	3,361
Bank premises and equipment, net	7,479	7,601	7,672	4,798	4,904
Foreclosed real estate owned	2,910	3,355	1,755	948	748
Other assets	30,526	30,702	33,352	14,831	14,143
TOTAL ASSETS	$668,814	$678,881	$703,795	$530,926	$537,005

LIABILITIES
Deposits:
Non-interest bearing demand	$71,959	$78,500	$73,718	$62,736	$62,238
Interest-bearing deposits	453,808	448,013	464,571	334,384	331,627
Total deposits	525,767	526,513	538,289	397,120	393,865
Other borrowings	49,464	59,692	74,942	60,465	71,309
Other liabilities	5,522	5,763	5,929	4,766	4,133
TOTAL LIABILITIES	580,753	591,968	619,160	462,351	469,307

STOCKHOLDERS' EQUITY	88,061	86,913	84,635	68,575	67,698

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$668,814	$678,881	$703,795	$530,926	$537,005

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
Three months ended	2011	2011	2011	2011	2010
INTEREST INCOME
Loans receivable, including fees	$6,372	$6,521	$5,468	$4,928	$5,207
Securities	1,087	1,116	1,135	1,090	1,052
Other	11	18	16	8	14
Total Interest income	7,470	7,655	6,619	6,026	6,273

INTEREST EXPENSE
Deposits	980	1,054	932	885	951
Borrowings	264	338	369	360	406
Total Interest expense	1,244	1,392	1,301	1,245	1,357
NET INTEREST INCOME	6,226	6,263	5,318	4,781	4,916
PROVISION FOR LOAN LOSSES	500	425	430	220	270
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,726	5,838	4,888	4,561	4,646

OTHER INCOME
Service charges and fees	533	581	592	549	551
Income from fiduciary activities	85	106	105	113	105
Net realized gains (losses) on sales of securities	205	544	12	212	68
Gains on sale of loans and servicing rights	(11)	41	98	143	99
Earnings and proceeds on life insurance	133	130	106	94	97
Other	83	104	80	97	91
Total other income	1,028	1,506	993	1,208	1,011

OTHER EXPENSES
Salaries and employee benefits	2,136	2,129	1,882	1,701	1,663
Occupancy, furniture and equipment, net	542	489	408	398	370
Foreclosed real estate owned	170	372	17	19	9
FDIC insurance assessment	76	102	95	120	117
Other	1,065	1,262	1,534	1,296	1,146
Total other expenses	3,989	4,354	3,936	3,534	3,305

INCOME BEFORE TAX	2,765	2,990	1,945	2,235	2,352
INCOME TAX EXPENSE	768	775	461	575	544
NET INCOME	$1,997	$2,215	$1,484	$1,660	$1,808

Basic earnings per share	$0.61	$0.67	$0.50	$0.60	$0.65

Diluted earnings per share	$0.61	$0.67	$0.50	$0.60	$0.65

Book Value per share	$26.81	$26.40	$25.71	$24.78	$24.45

Return on average equity	9.03%	10.17%	7.88%	9.76%	10.38%
Return on average assets	1.18%	1.28%	1.00%	1.27%	1.33%

Net interest spread (fte)	4.03%	3.94%	3.75%	3.70%	3.74%
Net interest margin (fte)	4.21%	4.13%	3.98%	3.98%	4.04%

Allowance for loan losses to total loans	1.19%	1.18%	1.13%	1.65%	1.57%
Net charge-offs to average loans (annualized)	0.34%	0.30%	1.02%	0.06%	0.19%
Nonperforming loans to total loans	1.71%	1.38%	1.90%	2.11%	1.14%
Nonperforming assets to total assets	1.60%	1.42%	1.50%	1.57%	0.90%